UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

December 12, 2023

Worksport, LTD

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-40681	35-2696895
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2500 N America Dr

West Seneca, NY 14224

(Address of principal executive offices)

888-554-8789

(Registrant’s telephone number, including area code)

N/A

(Former Name or former address if changed from last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	WKSP	The Nasdaq Stock Market LLC
Warrants	WKSPW	The Nasdaq Stock Market LLC

Item 5.07 Submission of Matters to a Vote of Security Holders.

On December 12, 2023, Worksport Ltd., a Nevada corporation (the “Company”), held its virtual 2023 Annual Shareholder Meeting (the “Meeting”).

As of the close of business on October 18, 2023, the record date for the determination of shareholders entitled to vote at the Meeting, there were 17,507,115 shares of common stock, par value $0.0001 per share, issued and outstanding, and 100 shares of Series A Preferred Stock, par value $0.0001 per share, issued and outstanding. Holders of common stock are entitled to one vote per share. The Series A Preferred Stock is entitled to 51% of the total power of the Company regardless of the number of shares of Series A Preferred Stock that are outstanding. Steven Rossi, the Company’s Chief Executive Officer, President and Chairman of the Board, beneficially owns 100% of the outstanding Series A Preferred Stock.

At the Meeting, a combined total of 22,983,034 shares of the voting stock, including both common stock and Series A Preferred Stock, were represented in person or by proxy. This represents approximately 64.32% of the total outstanding voting shares. All 100 shares of Series A Preferred Stock, representing 51% of the voting power, were voted at the Meeting. The presence of these shares, both common stock and Series A Preferred Stock, constituted a quorum pursuant to the Nevada Revised Statutes and the bylaws of the Company, allowing for the transaction of business at the Meeting.

The final results for each of the matters considered at the Meeting were as follows:

1.	Election of the five nominees to the Board:

Name	Votes For	Votes Against	Withheld	Broker Non-Votes
Steven Rossi	20,082,288	0	126,518	2,774,228
Lorenzo Rossi	20,056,495	0	152,311	2,774,228
Craig Loverock	19,867,925	0	340,881	2,774,228
William Caragol	19,869,546	0	339,260	2,774,228
Ned L. Siegel	19,865,416	0	343,390	2,774,228

Each director nominee was elected to serve as a director until the Company’s 2024 annual meeting of shareholders, or until such person’s successor is duly elected and qualified, or until such person’s earlier resignation, death, or removal. Due to the fact that directors are elected by a plurality of the votes cast, votes could only be cast in favor of or withheld from the nominees and thus votes against were not applicable.

2.	Ratification of the selection of Lumsden & McCormick, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023:

Votes For	Votes Against	Abstentions
22,812,658	98,578	71,798

The affirmative vote of the holders of a majority of the outstanding shares was required for approval. The proposal was approved.

3.	Adjournment of the meeting to permit further solicitation of proxies, if necessary or appropriate

Votes For	Votes Against	Abstentions
22,518,031	375,948	89,055

The affirmative vote of the holders of a majority of the outstanding shares was required for approval. The proposal was approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORKSPORT LTD.

Date: December 15, 2023	By:	/s/ Steven Rossi
	Name:	Steven Rossi
	Title:	Chief Executive Officer (Principal Executive Officer)